As filed with the Securities and Exchange Commission on March 5, 2001

                                                    Registration No. 000-26005


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                          MICROMEM TECHNOLOGIES INC.
            (Exact name of Registrant as specified in its Charter)


      Ontario, Canada                                   Not Applicable
 (State or other jurisdiction of                      (I.R.S. employer
 incorporation or organization)                       identification no.)


                           150 York Street, Suite 302
                       Toronto, Ontario M5H-3S5, Canada
        (Address, including zip code, of principal executive offices)
                               ----------------

              Micromem Technologies Inc. 1999 Stock Option Plan
              Micromem Technologies Inc. 2000 Stock Option Plan
Consulting Agreement dated January 29, 1999, between 275311 Ontario, Inc. and
                           Micromem Technologies Inc.
Employment and Option Agreement dated January 2, 2000, between Salvatore Fuda and Micromem Technologies Inc.
  Consulting Agreement dated March 10, 1999, between Mast Holding (Bermuda)
                       Ltd. and Micromem Technologies Inc.
                          (Full titles of the plans)
                               ----------------

                                Bruce Rabb, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                        New York, New York 10022-3852
                   (Name and address of agent for service)
                                 (212) 715-9484
        (Telephone number, including area code, of agent for service)
                              -----------------

                                    Copy to:
                                  Manoj Pundit
                           Micromem Technologies Inc.
                           150 York Street, Suite 302
                        Toronto, Ontario M5H-3S5, Canada
                                 (416) 364-6513

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                             Amount        Proposed      Proposed   Amount of
   Title of Securities        to be        Maximum       Maximum    Registration
    to be Registered       Registered   Offering Price  Aggregate   Fee (US$)
                                          Per Share      Offering
                                            (US$)      Price (US$)
-------------------------------------------------------------------------------
Common Shares               280,000 (1)    $3.2969(2)     $ 923,132  $   230.78
-------------------------------------------------------------------------------
Common Shares               800,000 (3)    $3.2969(2)    $2,637,584  $   659.40
-------------------------------------------------------------------------------
Common Shares               100,000 (4)    $3.2969(2)     $ 329,690  $    82.42
-------------------------------------------------------------------------------
Common Shares               500,000 (5)    $7.06  (6)    $3,530,000  $   882.50
-------------------------------------------------------------------------------
Common Shares               500,000 (7)    $3.1875(6)    $1,593,750  $   398.44
-------------------------------------------------------------------------------
Common Shares             2,800,000 (8)    $7.06  (6)   $19,768,000  $ 4,942.00
-------------------------------------------------------------------------------
Common Shares             1,000,000 (9)    $3.125 (6)    $3,125,000  $   781.25
-------------------------------------------------------------------------------
Common Shares               100,000 (10)   $2.875 (6)     $ 287,500  $    71.88
-------------------------------------------------------------------------------
Common Shares               454,292 (11)   $3.2969(2)    $1,497,755  $   374.44
-------------------------------------------------------------------------------
Common Shares               714,686 (12)   $3.2969(2)    $2,356,248  $   589.06
-------------------------------------------------------------------------------
Common Shares               458,010 (13)   $3.2969(2)    $1,510,013  $   377.50
-------------------------------------------------------------------------------
Common Shares             2,820,000 (14)   $3.19  (6)    $8,995,800  $ 2,248.95
-------------------------------------------------------------------------------

 (1) Consists of 180,000 common shares authorized under the Micromem Technologies Inc. 1999 Stock Option Plan (the "1999 Plan") but not yet subject to options and 100,000 common shares authorized under the Micromem Technologies Inc. 2000 Stock Option Plan (the "2000 Plan") but not yet subject to options.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of a common share as reported on the OTC Bulletin Board for February 28, 2001, which is within five business days prior to the date of this Registration Statement.

(3) Common shares held by Salvatore Fuda after exercising, on December 6, 2000, 800,000 options granted to him under the 1999 Plan on January 25, 1999.

 (4) Common shares held by Salvatore Fuda after exercising, on November 4, 1999, 100,000 options granted to him under the 1999 Plan on January 25, 1999.

(5) Common shares subject to options granted under the 1999 Plan on November 30, 2000.

(6)   The exercise price per share of the applicable options.

(7) Common shares subject to options granted under the 1999 Plan on February 21, 2001.

(8) Common shares subject to options granted under the 2000 Plan, of which 2,150,000 were granted on June 30, 2000 and 650,000 were granted on November 30, 2000.

(9) Common shares subject to options granted under the 2000 Plan on December 19, 2000.

(10) Common shares subject to options granted under the 2000 Plan on January 17, 2001.

(11) Common shares held by Salvatore Fuda under the Consulting Agreement dated January 29, 1999, between 275311 Ontario Inc. and Micromem Technologies Inc.

(12) Common shares held by Salvatore Fuda after exercising options granted under the Employment and Option Agreement dated January 2, 2000, between Salvatore Fuda and Micromem Technologies Inc.

(13) Common shares held by Mast Holding (Bermuda) Ltd., a corporation wholly-owned by Robert Patterson, under the Consulting Agreement dated March 10, 1999, between Mast Holding (Bermuda) Ltd. and Micromem Technologies Inc.

(14) Common shares subject to options granted under the 1999 Plan on February 28, 2001.

                                     PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.

          Not filed as part of this Registration  Statement  pursuant to Note to
          Part 1 of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not filed as part of this Registration  Statement  pursuant to Note to
          Part 1 of Form S-8.

REOFFER PROSPECTUS

                           MICROMEM TECHNOLOGIES INC.
                                  ("Micromem")

                            ---------------------

                              900,000 Common Shares
         acquired by Salvatore Fuda upon the exercise of options granted under the Micromem 1999 Stock Option Plan.

                              650,000 Common Shares
    subject to options granted under the Micromem 1999 Stock Option Plan, of which 150,000 were granted on November 30, 2000 and 500,000 were granted on February 21, 2001.

                              454,292 Common Shares
             issued to Salvatore Fuda under the Consulting Agreement
        dated January 29, 1999, between 275311 Ontario Inc. and Micromem.

                              714,686 Common Shares
    acquired by Salvatore Fuda upon the exercise of options granted under the
             Employment and Option Agreement dated January 2, 2000,
                      between Salvatore Fuda and Micromem.

                              458,010 Common Shares
 issued to Mast Holding (Bermuda) Ltd., a corporation wholly-owned by Robert
                  Patterson, under the Consulting Agreement dated March 10, 1999, between Mast Holding (Bermuda) Ltd. and Micromem.

                             3,100,000 Common Shares
    subject to options granted under the Micromem 2000 Stock Option Plan, of which 1,850,000 were granted on June 30, 2000, 250,000 were granted on November 30, 2000, and 1,000,000 were granted on December 19, 2000.

                             1,750,000 Common Shares
            subject to options granted under the Micromem 1999 Stock
                        Option Plan on February 28, 2001.


                            ---------------------


      The shareholders of Micromem Technologies Inc. listed on page 8 of this prospectus are eligible to offer and sell up to a total of 8,026,988 common shares under this prospectus. Micromem is not offering or selling any shares under this prospectus and will not receive any of the proceeds from the sale of the shares offered by these selling shareholders.

      The selling shareholders may sell the shares from time to time on or off the NASD OTC Bulletin Board at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

      Our common shares are listed for trading on the NASD OTC Bulletin Board under the symbol "MMTI.OB". On March 2, 2001, the last reported sale price for our common shares was 3.6797 per share.


                              ---------------------

             INVESTING IN OUR COMMON SHARES INVOLVES CERTAIN RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                              ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                     This prospectus is dated March 5, 2001.

                                TABLE OF CONTENTS

Cautionary Statement Regarding Forward-Looking Statements....................2

Where You Can Find More Information .........................................3

Risk Factors.................................................................4

About Micromem...............................................................5

Statement of Capitalization and Indebtedness.................................6

Price Range of Common Shares of Micromem.....................................6

Selling Shareholders.........................................................7

Use of Proceeds.............................................................10

Plan of Distribution........................................................10

Experts.....................................................................11

Disclosure of Commission Position on Indemnification For Securities Act
Liabilities.................................................................11

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Specifically, all statements other than statements of historical facts included in this prospectus, or incorporated herein by reference, regarding our financial position, business strategy and plans, and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this prospectus, including the information incorporated by reference, the words anticipate, believe, estimate, expect, may, will, continue, intend and plan and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management for future operations, are intended to identify forward-looking statements. These cautionary statements reflect our current view regarding future events and are subject to risks, uncertainties and assumptions related to various factors which include, but may not be limited to, those listed under the heading "Risk Factors" and other cautionary statements in this prospectus and in the information incorporated herein by reference.

      Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Should any one or more of the risks or uncertainties we describe materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as being anticipated, believed, estimated, expected, intended or planned. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement on Form S-8 filed by us with the Securities and Exchange Commission (the "Commission") under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement, to which reference is made for further information. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

      We are subject to the information requirements of the Exchange Act, and in accordance therewith, file reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Our Commission filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.

      The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference:

     o our annual report on Form 40-F for the fiscal year ended October 31, 2000;

     o the description of our common shares, which is contained under the heading "Description of Securities to Be Registered" in the prospectus that is part of our Registration Statement on Form 20-F filed pursuant to Section 12(g) of the Exchange Act (SEC file no. 000-26005), and any amendment or report filed for the purpose of updating such description;

     o any Form 6-K subsequently filed with the SEC which is identified by us as being incorporated by reference into this prospectus; and

     o any other report filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

      We will furnish to any person, including any beneficial owner, to whom this prospectus is delivered, without charge, a copy of any information incorporated by reference into this prospectus but not delivered with the prospectus, upon written or oral request. Requests for such information shall be made to the attention of Dr. David Hayes either by writing to him at Micromem Technologies Inc., 150 York Street, Suite 302, Toronto, Ontario M5H 3S5, Canada, or by calling him at (416) 364-6513.

      TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" BELOW. IN ADDITION, YOU SHOULD ALSO READ THE DOCUMENTS REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 3 FOR MORE INFORMATION ABOUT OUR COMPANY AND OUR FINANCIAL STATEMENTS. INVESTING IN OUR COMMON SHARES INVOLVES VARIOUS RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON SHARES.

RISK FACTORS

We currently have no source of revenue.

      Our objective is to license our technology for use in various industries and then work with each licensee to adapt the technology to meet that licensee's particular needs. If we fail to enter into any license agreements we will have no revenues and even if we enter into such agreements the amount of the revenues we receive will depend on the terms we are able to get from each licensee and the ability of each licensee to compete in its particular market.

Products using the technologies have not yet been manufactured.

      Our success depends on whether our technologies can be manufactured in large quantities at competitive prices. Failure to be able to manufacture large quantities at competitive prices could seriously hurt our ability to generate revenues.

Competition from existing technology could seriously affect us.

      We are seeking to compete in a market currently dominated by other strong and well-established technologies such as Dynamic Random Access Memory (or
DRAM). Despite any advantages our technologies may have over other technologies, our inability to compete on other grounds such as price or manufacturing volume, or the saturation of the market due to large existing inventories of competing technologies or existing long-term contracts for such technologies, could seriously impair our ability to generate revenues. In addition, our competitors include established companies with greater financial or other resources and more diversified product lines.

Competitors are seeking to develop magnetic based memory technologies similar to our technologies.

      Most of the major producers of memory components and devices are reported to be conducting research directed towards the development of magnetic based memory technologies similar to those of our technologies. While information concerning such research is difficult to obtain, reports indicate that very large sums of money are being spent and that major companies such as IBM, Motorola and Honeywell, that have enormous resources at their disposal, are involved.

Failure to receive continued financing could cause our business to suffer.

      Since we expect no material revenues in the near future, we will need additional financing to continue the research and development needed for further improvements and to successfully market the technologies to potential licensees. While we have had sufficient funds thus far to meet our requirements, there is no assurance we will be able to continue to do so, and failure to receive sufficient funds in the future could affect our ability to market and exploit our technologies.

Because much of our success and value depends on our ownership and use of intellectual property, our failure to protect that property could adversely affect our future growth and success.

      Our success will depend on our ability to protect our intellectual property. We rely primarily on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods to protect our proprietary technologies and processes. We hold several patents, have a number of patent applications pending, and intend to file additional patent applications from time to time as new technologies and processes are developed. We can give no assurance, however, that any of our patents will not be determined to be invalid at a later date or that any pending or future applications will result in the issuance of patents. In addition, despite our efforts to protect our proprietary technologies and processes, unauthorized parties may attempt to copy or otherwise obtain and use our products or technologies without authorization, develop similar technologies independently or design around our patents. Policing unauthorized use of our products is expensive and difficult, and we cannot be certain that the steps we have taken will prevent misappropriation or infringement of our intellectual property.

Intellectual property claims against us, no matter how groundless, could cause our business to suffer.

      Our future success and competitive position depend in part on our ability to retain exclusive rights to our technologies, including any improvements that may be made to them from time to time by us or on our behalf. While certain of our technologies are patented and we know of no challenge that has been made either against those or any other of our technologies or against our exclusive rights to them, and have no reason to believe that any such challenge might be made or that the grounds for any such challenge exist, if any intellectual property litigation were to be commenced against us, no matter how groundless, the result would be a significant expense, adversely affecting licensing and sales, and diverting the efforts of our technical and management personnel and, in the event of an adverse outcome, substantial damages and possible restrictions on the licensing and use of our technologies.

No Foreseeable Dividends

      We have never paid a dividend on our securities and we do not anticipate paying dividends in the foreseeable future.

Issuance of Additional Securities and Dilution

      Our board of directors has the authority to issue additional common shares or other securities without the prior consent or vote of our shareholders. The issuance of additional common shares may have the effect of diluting the proportionate equity interest and voting power of holders of shares.

Dependence on Key Personnel

      Our success will depend on our ability to retain certain of our senior management and key technical personnel. It will also depend, to a large extent, on our ability to attract and retain additional highly skilled personnel in the future.


                                 ABOUT MICROMEM

      We are engaged in the development of memory technologies having the characteristic of non-volatility (the "Company's Technology"), which is the ability to retain information after power has been shut off. The Company's Technology includes both the patented magnetic based memory technology called MAGRAM and other forms of non-volatile memory technology not covered by the MAGRAM patents. The desired objective of our development work is to build an integrated micron scale non-volatile random access memory matrix for incorporation into memory devices and to adapt the technology to the particular needs of different industries or products. As the development of the Company's Technology is currently ongoing, decisions as to which market segments we will concentrate on initially and the approach we will take with those market segments have yet to be made.

      We were incorporated under the laws of the Province of Ontario, Canada, on October 21, 1985 as Mine Lake Minerals Inc. We subsequently changed our name to Avanti Capital Corp. on June 23, 1988 and to AvantiCorp International Inc. on April 30, 1992 before becoming Micromem Technologies Inc. on January 14, 1999 in connection with our acquisition of Pageant Technologies Incorporated. Our principal executive offices are located at 150 York Street, Suite 302, Toronto, Ontario M5H 3S5, Canada, and our telephone number is (416) 364-6513.

                 STATEMENT OF CAPITALIZATION AND INDEBTEDNESS

            The following table sets forth the consolidated debt and capitalization of Micromem as at January 31, 2001 and October 31, 2000.

Designation of Security  As at January 31, 2001  As at October 31, 2000
                               (unaudited)              (audited)
--------------------      --------------------    --------------------

Debt                                -                       -
  Long-term debt                    -                       -
  Obligations under                 -                       -
  capital leases
Total Debt                          -                       -
Shareholders' Equity
  Share Capital             $  17,642,242         $   11,849,357
  Common Shares             41,927,518 shares     39,734,516 shares
  (authorized- unlimited)
 Contributed surplus        $    787,288          $    3,256,772
 Deferred share                     -             $     (453,219)
 compensation
 Deficit accumulated        $ (13,291,067)        $ (12,968,135)
 during the development
  stage
Total Shareholders'         $   5,138,463         $   1,684,775
 Equity

 TOTAL CAPITALIZATION       $   5,138,463         $   1,684,775


                   PRICE RANGE OF COMMON SHARES OF MICROMEM


            The following table provides the price range of the common shares for the periods indicated, including the previous six calendar months, the most recent eight quarterly periods, and each calendar year that the common shares have been publicly traded.


                  Period                  High ($)          Low ($)
                  -------------------------------------------------
                  Feb. 2001               4.50              2.81
                  Jan. 2001               5.28              1.84
                  Dec. 2000               4.63              1.69
                  Nov. 2000               4.81              2.63
                  Oct. 2000               5.06              3.25
                  Sep. 2000               6.75              4.44
                  Aug. 2000               8.69              5.00

                  4th Qtr 2000            5.06              1.69
                  3rd Qtr 2000            8.69              4.16
                  2nd Qtr 2000            17.00             5.94
                  1st Qtr 2000            25.13             3.00
                  4th Qtr 1999            4.88              2.50
                  3rd Qtr 1999            6.44              2.00
                  2nd Qtr 1999            8.44              4.50
                  1st Qtr 1999            5.63              3.00

                  Jan. 3 - Dec. 31, 2000  25.13             1.69
                  Jan. 4 - Dec. 31, 1999  8.44              2.00
                  Apr. 1 - Dec. 31 1998   6.19              0.19

                              SELLING SHAREHOLDERS

      The selling shareholders are eligible to offer and sell up to a total of 8,026,988 common shares under this prospectus. The following table sets forth:

            o the name, position and/or title, and municipality of residence of each selling shareholder;

            o the number of common shares beneficially owned by each selling shareholder as of the date of this prospectus, assuming exercise of all outstanding options;

            o the maximum number of common shares that may be offered by each selling shareholder under this prospectus; and

            o the number of common shares that would be owned by each selling shareholder after the completion of the offering if such selling shareholder were to offer and sell all of the common shares such selling shareholder is eligible to offer and sell.


      The information set forth in the table below is based on 47,427,518 common shares outstanding as of February 28, 2001, which includes all of the shares the selling shareholders are eligible to offer under this prospectus and assumes the exercise of all stock options outstanding as of the date of this prospectus. All information with respect to share ownership has been provided by the selling shareholders. The shares covered by this prospectus may be offered by the selling shareholders or their transferees from time to time, in whole or in part.

-----------------------------------------------------------------------------------------------
                                                                  Common Shares Beneficially
Selling Shareholder      Number of Common        Number of      Owned After the Offering if all
                    Shares Beneficially Owned  Common Shares      Eligible Shares are Sold
                     Before the Offering (1)   Eligible to
                                                be Offered
-----------------------------------------------------------------------------------------------
                                                                   Number      Percent
-----------------------------------------------------------------------------------------------
Salvatore Fuda,                  3,318,978       3,318,978          None         0%
Chairman and CEO,
Toronto, Ontario
-----------------------------------------------------------------------------------------------
Manoj Pundit,                    1,002,478       1,000,000         2,478      0.01%
Executive VP and
General Counsel,
Toronto, Ontario
-----------------------------------------------------------------------------------------------
Stephen Fleming,                   750,000         750,000          None         0%
Director,
Providenciales, Turks
& Caicos Islands
-----------------------------------------------------------------------------------------------
Andrew Brandt,                     504,000         500,000         4,000      0.01%
Director,
Sarnia, Ontario
-----------------------------------------------------------------------------------------------
Charles Harnick,                   500,800         500,000          800         0%
Director,
Toronto, Ontario
-----------------------------------------------------------------------------------------------
Dale Hensley,                      500,000         500,000          None         0%
Chief Operating
Officer,
Grandview, Missouri
-----------------------------------------------------------------------------------------------
George A. Kennedy,                 500,000         500,000          None         0%
Director,
Washington, D.C.
-----------------------------------------------------------------------------------------------
Rajagopal                          500,000         500,000          None         0%
Viswanathan, Chief
Financial Officer,
Oakville, Ontario
-----------------------------------------------------------------------------------------------
Mast Holding                       458,010         458,010          None         0%
(Bermuda) Ltd., a
corporation
wholly-owned by
Robert Patterson,
Micromem's former
President and CEO,
Hamilton, Bermuda
------------------------------------------------------------------------------------------------

(1) Assumes the exercise of all stock options outstanding as of the date of this prospectus.

      On January 25, 1999, pursuant to the Micromem Technologies Inc. 1999 Stock Option Plan (the "1999 Plan"), Micromem granted options to Salvatore Fuda for the purchase of 1,000,000 common shares, 100,000 of which he exercised on October 1, 1999, 100,000 of which he exercised on November 4, 1999, and 800,000 of which he exercised on December 6, 2000. On June 30, 2000, and December 19, 2000, pursuant to the Micromem Technologies Inc. 2000 Stock Option Plan (the "2000 Plan"), Micromem granted options to Mr. Fuda for the purchase of 250,000 common shares and 1,000,000 common shares, respectively, none of which he exercised. On March 15, 2000, Micromem issued 454,292 common shares to Mr. Fuda pursuant to a consulting agreement dated January 29, 1999, between Micromem and 275311 Ontario Inc., a corporation controlled by Mr. Fuda. On January 17, 2001, Micromem issued 714,686 common shares to Mr. Fuda pursuant to the Employment and Option agreement between Micromem and Salvatore Fuda dated January 2, 2000. Of these 3,418,978 common shares, Mr. Fuda currently owns or has the right to acquire through the exercise of stock options 3,318,978 common shares, and all such shares are being made available for resale pursuant to this prospectus. Mr. Fuda has entered into an agreement to sell 2,068,978 of these shares, such sale being conditioned on the final consent of the purchaser following the purchaser's receipt and review of this prospectus. Before this offering, these 3,318,978 common shares represented 7.7% of our outstanding common shares (based on 43,177,518 common shares outstanding as of February 28, 2001, assuming the exercise of Mr. Fuda's options). If Mr. Fuda completes the sale of all the shares being made available for resale in this prospectus, he will not own any common shares. Mr. Fuda has sole voting and investment power with respect to all the shares being made available for sale by him in this prospectus. Mr. Fuda has served as the Chairman of the Board of Directors of Micromem since January 11, 1999.

      On each of June 30, 2000 and November 30, 2000, pursuant to the 2000 Plan, Micromem granted options to Stephen Fleming for the purchase of 250,000 common shares. On February 28, 2001, pursuant to the 1999 Plan, Micromem granted options to Mr. Fleming for the purchase of 250,000 common shares. Mr. Fleming has not exercised any of these options as of the date of this prospectus. These 750,000 common shares are all of the common shares Mr. Fleming owns or has the right to acquire through the exercise of stock options, and all are eligible to be made available for resale pursuant to this prospectus, though Mr. Fleming has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 750,000 common shares represented 1.76% of our outstanding common shares (based on 42,677,518 common shares outstanding as of February 28, 2001, assuming the exercise of Mr. Fleming's options). If Mr. Fleming sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Fleming has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Fleming served as the President and CEO of Micromem from January 11, 1999 to March 18, 1999, and has served as a Director of Micromem since January 11, 1999.

      On June 30, 2000, pursuant to the 2000 Plan, Micromem granted options for the purchase of 500,000 common shares to Manoj Pundit, none of which he has exercised as of the date of this prospectus. On February 28, 2001, pursuant to the 1999 Plan, Micromem granted options to Mr. Pundit for the purchase of 500,000 common shares. All of these 1,000,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Pundit has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 1,000,000 common shares represented 2.33% of our outstanding common shares (based on 42,927,518 common shares outstanding as of February 28, 2001, assuming the exercise of all of Mr. Pundit's options). If Mr. Pundit sells all the shares made available for resale in this prospectus, he will own 2,478 shares. Mr. Pundit has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Pundit has served as the Executive Vice President and General Counsel of Micromem since July 17, 2000.

      On June 30, 2000, pursuant to the 2000 Plan, Micromem granted options for the purchase of 250,000 common shares to Andrew Brandt, none of which he has exercised as of the date of this prospectus. On February 28, 2001, pursuant to the 1999 Plan, Micromem granted options for the purchase of a further 250,000 common shares to Mr. Brandt. All of these 500,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Brandt has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 500,000 common shares represented 1.18% of our outstanding common shares (based on 42,427,518 common shares outstanding as of February 28, 2001, assuming the exercise of all of Mr. Brandt's options). If Mr. Brandt sells all the shares made available for resale in this prospectus, he will own 4,000 common shares. Mr. Brandt has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Brandt has served as a Director of Micromem since June 29, 2000.

      On June 30, 2000, pursuant to the 2000 Plan, Micromem granted options for the purchase of 250,000 common shares to Charles Harnick, none of which he has exercised as of the date of this prospectus, and on February 28, 2001, pursuant to the 1999 Plan, Micromem granted options for the purchase of a further 250,000 common shares to Mr. Harnick. All of these 500,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Harnick has not expressed an intent as to the number of common shares, if any, he actually will sell. Before this offering, these 500,000 common shares represented 1.18% of our outstanding common shares (based on 42,427,518 common shares outstanding as of February 28, 2001, assuming the exercise of all of Mr. Harnick's options). If Mr. Harnick sells all the shares made available for resale in this prospectus, he will own 800 common shares. Mr. Harnick has sole voting and investment power with respect to the shares eligible to be made available for sale by him in this prospectus. Mr. Harnick has served as a Director of Micromem since June 29, 2000.

      On February 21, 2001, pursuant to the 1999 Plan, Micromem granted options for the purchase of 500,000 common shares to Dale Hensley. Mr. Hensley has not exercised any of these options as of the date of this prospectus. These 500,000 common shares are all of the common shares Mr. Hensley owns, or has the right to acquire through the exercise of stock options, and all are eligible to be made available for resale pursuant to this prospectus, though Mr. Hensley has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 500,000 common shares represented 1.18% of our outstanding common shares

(based on 42,427,518 common shares outstanding as of February 28, 2001, assuming the exercise by Mr. Hensley of all of his options). If Mr. Hensley sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Hensley has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Hensley has served as Chief Operating Officer of Micromem since February 21, 2001.

      On June 30, 2000, pursuant to the 2000 Plan, Micromem granted options for the purchase of 250,000 common shares to George Kennedy, none of which he has exercised as of the date of this prospectus, and on February 28, 2001, pursuant to the 1999 Plan, Micromem granted options for the purchase of a further 250,000 common shares to Mr. Kennedy. All of these 500,000 common shares are eligible to be made available for resale pursuant to this prospectus, though Mr. Kennedy has not expressed an intent as to the number of common shares, if any, he actually will sell. Before this offering, these 500,000 common shares represented 1.18% of our outstanding common shares (based on 42,427,518 common shares outstanding as of February 28, 2001, assuming the exercise of all of Mr. Kennedy's options). If Mr. Kennedy sells all the shares made available for resale in in this prospectus he will not own any common shares. Mr. Kennedy has sole voting and investment power with respect to the shares eligible to be made available for sale by him in this prospectus. Mr. Kennedy has served as a Director of Micromem since June 29, 2000.

      On June 30, 2000, pursuant to the 2000 Plan, Micromem granted options for the purchase of 100,000 common shares to Rajagopal Viswanathan and on November 30, 2000 and February 28, 2001, pursuant to the 1999 Plan, Micromem granted options to Mr. Viswanathan for the purchase of 150,000 common shares and 250,000 common shares, respectively. Mr. Viswanathan has not exercised any of these options as of the date of this prospectus. These 500,000 common shares are all of the common shares Mr. Viswanathan owns, or has the right to acquire through the exercise of stock options, and all are eligible to be made available for resale pursuant to this prospectus, though Mr. Viswanathan has not expressed his intent as to the number of common shares, if any, he actually will sell. Before this offering, these 500,000 common shares represented 1.18% of our outstanding common shares (based on 42,427,518 common shares outstanding as of February 28, 2001, assuming the exercise by Mr. Viswanathan of all of his options). If Mr. Viswanathan sells all the shares made available for resale in this prospectus, he will not own any common shares. Mr. Viswanathan has sole voting and investment power with respect to all the shares eligible to be made available for sale by him in this prospectus. Mr. Viswanathan has served as Chief Financial Officer of Micromem since June 5, 2000.

      In March 2000, pursuant to the Consulting Agreement dated March 10, 1999, between Micromem and Mast Holding (Bermuda) Ltd., a corporation wholly-owned by Robert Patterson, Micromem's former President and CEO, Micromem issued 446,818 common shares to Mast Holding (Bermuda) Ltd. A further 11,192 common shares were issued under this agreement on January 25, 2001. All of these 458,010 common shares are eligible to be made available for resale pursuant to this prospectus, though Mast Holding has not expressed an intent as to the number of common shares, if any, it actually will sell. Before this offering, these 458,010 common shares represented 1.1% of our outstanding common shares (based on 41,927,518 common shares outstanding as of February 28, 2001). If Mast Holding sells all the shares eligible to be made available for sale in this prospectus, it will not own any common shares. Mast Holding has sole voting and investment power with respect to all the shares eligible to be made available for sale by it in this prospectus.

                                 USE OF PROCEEDS

      We will receive none of the net proceeds from the sale of common shares made available by this prospectus.

                              PLAN OF DISTRIBUTION

      We are registering the common shares offered by this prospectus on behalf of the selling shareholders. We will pay all expenses of registration of the shares offered hereby, other than commissions, discounts and concessions of underwriters, dealers or agents. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling shareholders. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

      The selling shareholders may sell shares under this prospectus from time to time in transactions, including one or more block transactions, on the NASD OTC Bulletin Board, in the public market off the NASD OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. The selling shareholders may effect these transactions by selling their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. All expenses of registration incurred in connection with this offering are being borne by Micromem, but all brokerage commissions and other expenses incurred by a selling shareholder will be paid by that selling shareholder.

      The selling shareholders and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Consequently, any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market pursuant to Rule 153 under the Securities Act.

                                     EXPERTS

      Our financial statements as at October 31, 2000 and 1999, and for the years then ended and for the cumulative period from September 3, 1997 to October 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

   Reference is made to Section 136 of the Business Corporations Act (Ontario), which provides:

      Indemnification of Directors

      (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

      (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

      Idem

      (2) A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

      Idem

      (3)   Despite anything in this section, a person referred to in subsection
            (1) is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

      (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

      (b)   fulfils the conditions set out in clauses (1)(a) and (b).

      Liability Insurance

      (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against the liability incurred by the person,

      (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

      (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

      Application to court

      (5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

      Idem

      (6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

   Reference is made to Paragraph 25 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to the indemnification of directors and officers:

      "The Corporation shall indemnify the directors and officers of the Corporation, former directors or officers of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate and with the approval of the court in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of the Corporation; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

   Reference is made to Paragraph 26 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to insurance for directors and officers:

      "The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against any liability incurred by him, in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      Until April 16, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

            (a) our annual report on Form 40-F for the fiscal year ended October 31, 2000;

            (b) the description of our common shares, which is contained under the heading "Description of Securities to Be Registered" in the prospectus that is part of our Registration Statement on Form 20-F pursuant to Section 12(g) of the Exchange Act (SEC file no. 000-26005), and any amendment or report filed for the purpose of updating such description;

            (c) any Form 6-K subsequently filed with the SEC which is identified by us as being incorporated by reference into this prospectus;

            (d) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interest of Named Experts and Counsel.

      Certain legal matters in connection with the common shares being issued by the Company and registered pursuant to this Registration Statement have been passed upon for us by Chitiz Pundit Pathak & Sokoloff, Toronto, Ontario. Manoj Pundit, Executive Vice-President, General Counsel, and Secretary of Micromem, also has served as a partner at Chitiz Pundit Pathak & Sokoloff since December 1995 and has an equity interest in Micromem.

 Item 6.   Indemnification of Directors and Officers.

      Reference is made to Section 136 of Business Corporations Act (Ontario), which provides:

      Indemnification of Directors

      (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if,

            (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

      Idem

      (2) A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgement in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils the conditions set out in clauses (1)(a) and (b).

      Idem

      (3)   Despite anything in this section, a person referred to in subsection
            (1) is entitled to indemnity from the corporation in respect to all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity,

            (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

            (b)   fulfils the conditions set out in clauses (1)(a) and (b).

      Liability Insurance

      (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against the liability incurred by the person,

            (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

            (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

      Application to court

      (5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

      Idem

      (6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

      Reference is made to Paragraph 25 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to the indemnification of Directors and Officers:

      "The Corporation shall indemnify the directors and officers of the Corporation, former directors or officers of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate and with the approval of the court in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate against all costs, charges and expenses reasonably incurred by him in connection with such action, if, he acted honestly and in good faith with a view to the best interests of the Corporation; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

      Reference is made to Paragraph 26 of the Corporation's Bylaw No. 1, which sets forth the following provisions relating to insurance for Directors and
Officers:

      "The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or persons who act or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives against any liability incurred by him, in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."


Item 7.   Exemption From Registration Claimed.

      Not applicable.


Item 8.    Exhibits.

       Exhibit Number            Description

       3.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 1.1 to Registrant's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

       3.2 By-laws of the Registrant (incorporated by reference to Exhibit 1.2 to Registrant's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

       4.1 The Company's 1999 Stock Option Plan, dated January 11, 1999 (incorporated by reference to Exhibit 3.15 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

       4.2 The Company's 2000 Stock Option Plan, dated June 29, 2000 (incorporated by reference to Exhibit 1 to Schedule B to the Company's Foreign Issuer Report on Form 6-K, filed June 30, 2000).

       4.3 Employment and Option Agreement between the Company and Sam Fuda, dated January 2, 2000 (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 40-F, dated February 1, 2001, as amended, Commission File No. 000-26005).

       4.4 Consulting Agreement between the Company and 275311 Ontario, Inc., dated January 29, 1999 (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

       4.5 Consulting Agreement between the Company and Mast Holding (Bermuda) Ltd., dated March 10, 1999 (incorporated by reference to Exhibit 3.10 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

       5 Opinion of Chitiz Pundit Pathak & Sokoloff, regarding legality of securities being registered (including consent).

       23.1             Consent of KPMG LLP.

       23.2 Consent of Chitiz Pundit Pathak & Sokoloff (included in the opinion filed as Exhibit 5 to this registration statement).

       23.3             Consent of Business Equity Appraisal Reports, Inc.
                        ("Bear").

       24 Power of Attorney (contained on the signature page hereto).

Item 9.    Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 2nd day of March, 2001.

                                          MICROMEM TECHNOLOGIES INC.

                                          By: /s/ Salvatore Fuda
                                             --------------------------
                                             Name: Salvatore Fuda
                                             Title:   Chairman

      Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                     Title                                     Date
---------                     -----                                     ----


/s/ Salvatore Fuda            Chairman of the Board of Directors    March 5,2001
----------------------------  (Principal Executive Officer)
Salvatore Fuda



/s/ Rajagopal Viswanathan     Chief Financial Officer (Principal    March 5,2001
----------------------------  Financial and Accounting Officer)
Rajagopal Viswanathan


/s/ Andrew Brandt             Director                              March 5,2001
----------------------------
Andrew Brandt


/s/ Stephen Fleming           Director                              March 5,2001
----------------------------
Stephen Fleming


/s/ Charles A. Harnick        Director                              March 5,2001
----------------------------
Charles A. Harnick, Q.C.


/s/ George A. Kennedy         Director                              March 5,2001
----------------------------
George A. Kennedy

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Micromem Technologies Inc. whose signature appears below constitutes and appoints Manoj Pundit his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, as amended, the above Power of Attorney has been signed below by the following persons in the capacities indicated.

Signature                     Title                                     Date
---------                     -----                                     ----


/s/ Salvatore Fuda            Chairman of the Board of Directors    March 5,2001
----------------------------  (Principal Executive Officer)
Salvatore Fuda



/s/ Rajagopal Viswanathan     Chief Financial Officer (Principal    March 5,2001
----------------------------  Financial and Accounting Officer)
Rajagopal Viswanathan


/s/ Andrew Brandt             Director                              March 5,2001
----------------------------
Andrew Brandt


/s/ Stephen Fleming           Director                              March 5,2001
----------------------------
Stephen Fleming


/s/ Charles A. Harnick,       Director                              March 5,2001
----------------------------
Charles A. Harnick, Q.C.


/s/ George A. Kennedy         Director                              March 5,2001
----------------------------
George A. Kennedy

      Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Micromem Technologies Inc. in the United States, in the City of New York, in the State of New York, U.S.A., on March 5, 2001.

                                          By: /s/ Bruce Rabb
                                             -------------------------------
                                             Bruce Rabb

                                  EXHIBIT INDEX

Exhibit No. Description

3.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 1.1 to Registrant's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

3.2 By-laws of the Registrant (incorporated by reference to Exhibit 1.2 to Registrant's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

4.1 The Company's 1999 Stock Option Plan, dated January 11, 1999 (incorporated by reference to Exhibit 3.15 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

4.2 The Company's 2000 Stock Option Plan, dated June 29, 2000 (incorporated by reference to Exhibit 1 to Schedule B to the Company's Foreign Issuer Report on Form 6-K, filed June 30, 2000.).

4.3 Employment and Option Agreement between the Company and Sam Fuda, dated January 2, 2000 (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 40-F, dated February 1, 2001, as amended, Commission File No. 000-26005).

4.4 Consulting Agreement between the Company and 275311 Ontario, Inc., dated January 29, 1999 (incorporated by reference to Exhibit 3.9 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

4.5 Consulting Agreement between the Company and Mast Holding (Bermuda) Ltd., dated March 10, 1999 (incorporated by reference to Exhibit 3.10 to the Company's Registration Statement on Form 20-F, dated January 11, 2000, as amended, Commission File No. 000-26005).

5           Opinion  of Chitiz  Pundit  Pathak &  Sokoloff,  regarding
            legality  of  securities   being   registered   (including
            consent).

23.1        Consent of KPMG LLP.

23.2 Consent of Chitiz Pundit Pathak & Sokoloff (included in the opinion filed as Exhibit 5 to this registration statement).

23.3        Consent of Business Equity Appraisal Reports, Inc.
            ("Bear").

24          Power  of  Attorney   (contained  on  the  signature  page
            hereto).